Exhibit 10.1

SHARE EXCHANGE AGREEMENT

    This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of September 11, 2009, by and among Mezabay International, Inc.(Formerly, Cardtrend International Inc.), a Nevada corporation (“the Company”), and Gaeawave Sdn. Bhd. (Company No. 837545-X ), a corporation incorporated in Malaysia (“GAEAWAVE”), having a register office address at 50-2, Jalan 1/76D, Desa Pandan, 55100 Kuala Lumpur, Malaysia, and the shareholders of GAEAWAVE, namely Tey Yong Qing (“TEY”), holding Malaysian I/C Card Number 840623-07-5685,  Chai Kok Wai (“CHAI”), holding Malaysian I/D Card number 721103-08-6143.

W I T N E S S E T H:

    WHEREAS, TEY and CHAI presently own 100% of the common stock of GAEAWAVE (the “Gaeawave Shares”);

    WHEREAS, the Company desires to acquire from TEY and CHAI all of the Gaeawave Shares in exchange for the issuance by the Company of 10,000,000 shares of preferred stock of the Company with a par value of $0.001 per share containing the rights and preferences thereof as set forth on Exhibit A to this Agreement (“Series D Preferred Stock”) on the terms and conditions set forth below (the “Exchange”); and

    WHEREAS, the parties desire this to be a tax-free exchange under the United States Internal Revenue Code.

    NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

    In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

    “Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    “Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

    “Certificates” shall have the meaning set forth in Section 2.4.

   “Closing” shall have the meaning set forth in Section 2.2.

   “Closing Date” shall mean the date that the Closing takes place.

   “Code” shall mean the Internal Revenue Code of 1986, as amended.

   “Commission” shall mean the United States Securities and Exchange Commission.

   “Company Common Stock” shall mean the shares of the Company’s $0.001 par value per share common stock.

    “Company Loss” shall have the meaning set forth in Section 5.5.

    “Confidential Information” means any information concerning the businesses and affairs of GAEAWAVE or the Company that is not already generally available to the public.

    “Effective Time” shall have the meaning set forth in Section 2.3.

    “Environmental Laws” shall have the meaning set forth in Section 3.18.

    “Exchange” shall have the meaning set forth in the recitals.

    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

    “Exchange Consideration” shall have the meaning set forth in Section 2.1(a).

    “Exchange Documents” shall have the meaning set forth in Section 3.2.

    “Financial Statements” shall mean GAEAWAVE’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of July 31st, 2009 since its inception prepared and audited in conformity with GAAP.

    “GAAP” shall mean United States generally accepted accounting principles.

    “Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

    “Indemnified Party” shall have the meaning set forth in Section 5.7.

    “Indemnifying Party” shall have the meaning set forth in Section 5.7.

    “Intellectual Property” means patents, copyrights, trademarks, applications for any of the foregoing, and trade secrets.

    “Gaeawave Share” shall mean the shares of GAEAWAVE’s Ringgit Malaysia One (MYR1.00) par value per share common stock.

    “Gaeawave Loss” shall have the meaning set forth in Section 5.3.

    “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

    “Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer,  director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

    “Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

    “Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

    “Litigation” shall mean any actions, suits, investigations, claims or proceedings.

    “Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition

(financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or GAEAWAVE, as applicable.

    “Periodic Reports” shall mean the Forms 10-KSB, 10-K, 10-QSB, 10Q, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended, which have been filed by the Company with the Commission for the period beginning on January 1, 2007 and ending at the Closing Date.

    “Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

    “Rescission” and “Rescission Notice” shall have the meanings as ascribed to in Section 6.7 of this Agreement.

    “Securities Act” shall mean the Securities Act of 1933, as amended.

    “Series D Preferred Stock” shall mean the shares of preferred stock of the Company with a par value of $0.001 per share containing the rights and preferences thereof as set forth on Exhibit A to this Agreement.

    “Spin-off” means the deconsolidation of a Subsidiary or Affiliate company of the Company whereas such Subsidiary or Affiliate company is disposed off through the arrangement of pro-rata distribution to existing shareholders of the Company.

    “Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

    “Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

    “Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

    “Termination Date” shall have the meaning set forth in Section 6.6.

    “Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

    The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Exchange; Manner of Exchange

    2.1           Exchange of Shares.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):

        (a)     The Company shall issue to TEY and CHAI an aggregate of 10,000,000 newly issued shares of Series D Preferred Stock (the “Exchange Consideration”) in the names and denominations as set forth on Schedule 2.1 hereto.

        (b)     TEY and CHAI agree to deliver to the Company an original stock certificate or certificates evidencing two million five hundred thousand (2,500,000) issued shares of Gaeawave Shares valued at MYR1.00 each, representing 100% of the issued and  fully paid up Gaeawave Shares. Further, TEY and CHAI agree to provide appropriately executed transfer documents in favor of the Company, in order to effectively vest in the Company all right, title and interest in and to the Gaeawave Shares.

       (c)     The Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Board of Directors of the Company and GAEAWAVE.

       (d)     The securities issued by the Company in connection with this Share Exchange Agreement are issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.

    2.2   Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself) (the “Closing Date”). The Closing shall be held at Unit 506, Block D, Phileo Damansara 1, 9, Jalan 16/11, 46350, Petaling Jaya, Malaysia, or such other place as may be mutually agreed upon by the parties. The parties agree to take all necessary and prompt actions so as to complete the Closing on or before September 30, 2009.

    2.3    Effective Time.  The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

    2.4     Exchange of Shares.  At the Closing, TEY and CHAI shall surrender each certificate or certificates which represented 100% of the issued and fully paid up shares of Gaeawave Shares immediately prior to the Closing Date (the “Certificates”) and TEY and CHAI shall at the Effective Time receive in exchange therefore the number of whole Exchange Consideration issuable (the number of shares issuable to the respective stockholder shall be rounded up to the next whole number).  The Company shall not be obligated to deliver the Exchange Consideration to which any of TEY and CHAI is entitled as a result of the Exchange until TEY and CHAI surrender the Certificate or Certificates for exchange as provided in this Section 2.4.  Any other provision of this Agreement notwithstanding, the Company shall not be liable to any of TEY and CHAI for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.5     Legending of Securities.  Each certificate for the Company Common Stock to be issued to TEY and CHAI upon conversion of the shares of the Series D Preferred Stock as part of the Exchange Consideration shall bear substantially the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN
THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS
AVAILABLE.  FURTHER, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

    2.6           Fractional Shares.  Notwithstanding any other provision of this Agreement, if any of TEY and CHAI would otherwise have been entitled to receive a fraction of a share of the Company Common Stock (after taking into account all certificates delivered by TEY and CHAI), the number of shares issuable to the respective stockholder shall be rounded up to the next whole number.

    2.7           Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such stockholder of GAEAWAVE (setting forth the number Gaeawave Shares, represented by such lost, stolen or destroyed Certificates), after reasonable investigation by the Company to confirm ownership of such Certificate, which shall be satisfactory to the Company, in the Company’s sole satisfaction, the Company shall pay such stockholder of GAEAWAVE the Exchange Consideration to which such stockholder is entitled.  Further, any stockholder representing that there is a lost, stolen or destroyed Certificate shall agree to indemnify and hold harmless the Company from and against any and all liability, loss, damage and expense in connection with, or arising out of such lost, stolen or destroyed Certificate.

ARTICLE III

Representations and Warranties of the Company

    In order to induce GAEAWAVE, TEY and CHAI to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to GAEAWAVE, TEY and CHAI.

    3.1           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

    3.2           Authorization; Enforceability.  The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company.  This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by GAEAWAVE, TEY and CHAI, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

    3.3           No Violation or Conflict.  To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

    3.4           Consents of Governmental Authorities and Others.  To the Knowledge of the Company, other than in connection with the provisions of the Nevada Revised Statutes, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by GAEAWAVE, TEY and CHAI.

    3.5           Conduct of Business.  Since January 1st, 2009, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company, except as has been previously notified in its Periodic Reports filed with the United States Securities and Exchange Commission. Since September 8th , 2009, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock;  (c) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind;  (d) made or committed to make any capital expenditures in excess of $100,000; (e) become subject to any Guaranty;  (f) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority;  (g) declared or paid any dividend or other distribution with respect to its capital stock; or  (h) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

    3.6           Litigation.  As of the date of filing of the 10K for the period ended June 30, 2009, there was no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.

    3.7           Brokers.  The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

    3.8           Compliance.  To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties.  To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

    3.9           Charter, Bylaws and Corporate Records.  GAEAWAVE, TEY and CHAI have been provided with true, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, (b) the Bylaws of the Company, as amended and in effect on the date hereof, (c) the minute books of the Company (containing all corporate proceedings from the date of incorporation) and (d) all reports filed with the United States Securities and Exchange Commission.  Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of their incorporation to the date hereof which were memorialized in writing.

    3.10    Subsidiaries.  The Company has the following Subsidiaries and Investmests:

       .    Asia Payment Systems (HK) Ltd. (formerly Asian Alliance Ventures (HK) Ltd.), incorporated under the Company Ordinance of Hong Kong.

       .    Cardtrend, Inc., incorporated in the State of Nevada, USA.

       .   Global Uplink, Inc., incorporated in the State of Nevada, USA.

       .    Asia Payment Systems Pte. Ltd., incorporated under the Company Ordinance of Singapore

       .    Asia Payment System (China) Co., Ltd., incorporated under the Company Ordinance of China

       .    Interpay International Group Ltd., incorporated in the British Virgin Islands, and its subsidiaries and associated companies in the British Virgin Islands, Malaysia, and Singapore.

        .    Cardtrend Systems Sdn. Bhd., incorporated in Malaysia.

    3.11           Capitalization.  As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 1,500,000,000 shares of common stock, $0.001 par value per share (“Company Common Stock”), of which as of the date of this Agreement, about 844,000,000 shares of Company Common Stock are issued and outstanding and (b) 10,000,000 shares of preferred stock, $0.001 par value per share (“Series D Preferred Stock”), of which as of the date of this Agreement, none of the shares of Series D Preferred Stock is issued and outstanding. All shares of outstanding Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

    3.12           Rights, Warrants, Options.  Except as disclosed in the Periodic Reports, latest being the Form 10Q filed for the quarterly period ended June 30, 2009 filed on August 20th , 2009, and the settlement of salaries owing to the staff and the loans to the directors, estimated to about one hundred million shares of the Company’s common stock after the date of this Agreement and before the Closing, there will be no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

    3.13           Commission Filings and Financial Statements.  All of the Periodic Reports and other filings required to be filed by the Company have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The financial statements included in the Periodic Reports of the Company: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present, and are true, correct and complete statements in all material respects of the Company’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

    3.14           Absence of Undisclosed Liabilities.  Other than as disclosed by the Periodic Reports and the financial statements of the Company included in the Periodic Reports, the Company does not have any Liabilities. The Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.

    3.15           Real Property.  The Company does not own any interest in real property.  Except as disclosed in the Periodic Reports, the Company does not lease, sublease, or have any other contractual interest in any real property.

    3.16           Benefit Plans and Agreements.  Except as disclosed in the Periodic Reports, the Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer,  director, consultant or advisor of the Company.

    3.17   Taxes.

        (a)    Neither the Company nor any Person on behalf of or with respect to the Company has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.  No power of attorney on behalf of the Company with respect to any Tax matter is currently in force.

        (b)   The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

        (c)    No Tax Return concerning or relating to the Company or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified of any request for such an audit or other examination. To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.

        (d)   The Company has never been included in any consolidated, combined, or unitary Tax Return.

        (e)   The Company has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, or local law by reason of a change in accounting method initiated by the Company, and the Company has no Knowledge that the Internal Revenue Service (“IRS”) has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company or its operations

        (f)   To the Knowledge of the Company, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

        (g)   The Company is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

        (h)   The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

       (i)   The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

       (j)   The Company has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

    3.18   Environmental Matters.  No real property used by the Company presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of the Company, the Company is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to the Company or its business as a result of any hazardous substance utilized by the Company in its businesses or otherwise placed at any of the facilities owned, leased or operated by the Company, or in which the Company has a contractual interest.  The Company has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company with any Environmental Laws, and to the Knowledge of the Company, there is no Litigation pending or threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and to the Company’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

    3.19     Material Agreements.  Except as disclosed in the Periodic Reports, the Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars ($100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars ($100,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Company Agreements”).

    3.20   Disclosure.  No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to GAEAWAVE, TEY and CHAI pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide GAEAWAVE, TEY and CHAI with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV
Representations and Warranties of GAEAWAVE, TEY and CHAI

In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, GAEAWAVE, TEY and CHAI make the representations and warranties set forth below to the Company.

    4.1   Organization.  GAEAWAVE is company duly organized, validly existing and in good standing under the laws of Malaysia.  GAEAWAVE is duly qualified to transact business in Malaysia.

    4.2   Authorization; Enforceability. GAEAWAVE, TEY and CHAI each has the capacity to execute, deliver and perform this Agreement.  This Agreement and all other documents executed and delivered by GAEAWAVE, TEY and CHAI pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of GAEAWAVE, TEY and CHAI, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

    4.3   No Violation or Conflict.  To the Knowledge of GAEAWAVE, TEY and CHAI , the execution, delivery and performance of this Agreement and the other documents contemplated hereby by GAEAWAVE, TEY and CHAI respectively, and the consummation by GAEAWAVE, TEY and CHAI of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of GAEAWAVE’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of GAEAWAVE, as the case may be, pursuant to any instrument or agreement to which GAEAWAVE is a party or by which GAEAWAVE or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

    4.4   Consents of Governmental Authorities and Others. GAEAWAVE has not obtained any consent in connection with the provisions of the Malaysia Companies Act.  No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by GAEAWAVE, TEY and CHAI in connection with the execution, delivery or performance of this Agreement by GAEAWAVE, TEY and CHAI or the consummation by them of the transactions contemplated hereby, including the execution, delivery and performance of this Agreement by the Company.

    4.5   Litigation.  To the Knowledge of GAEAWAVE, TEY and CHAI there is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting GAEAWAVE as plaintiff or defendant or (b) against GAEAWAVE relating to the Gaeawave Shares or the transactions contemplated by this Agreement.

    4.6   Brokers.  GAEAWAVE, TEY and CHAI has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

    4.7   Compliance.  To the Knowledge of GAEAWAVE, TEY and CHAI, GAEAWAVE is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to GAEAWAVE and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on GAEAWAVE.  To the Knowledge of CARDTEND, TEY and CHAI, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

    4.8   Charter, Bylaws and Corporate Records.  The Company has been provided with true, correct and complete copies of (a) the memorandum and articles of association of GAEAWAVE, as amended and in effect on the date hereof and (b) the minute books of GAEAWAVE (containing all corporate proceedings from the date of incorporation).  Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of GAEAWAVE, respectively, from the date of its incorporation to the date hereof which were memorialized in writing.

    4.9   Capitalization.  As of the date of this Agreement, the authorized capital stock of GAEAWAVE consists of five million (5,000,000) shares of ordinary shares with par value of Ringgit Malaysia One (MYR1.00) per share, and on or before the contemplated Closing Date, GAEAWAVE shall have issued and outstanding two million five hundred thousand (2,500,000) ordinary shares at MYR1.00 each. On or before the contemplated Closing Date, the outstanding ordinary shares of GAEAWAVE (the “Gaeawave Shares”) shall constitute one hundred percent (100%) of the issued and outstanding capital stock of GAEAWAVE and all of the outstanding Gaeawave Shares shall have been duly authorized,  validly issued and outstanding, and fully paid and non-assessable.  There are no dividends which have accrued or been declared but are unpaid on the capital stock of Gaeawave.

    4.10   Subsidiaries.  GAEAWAVE does not have any subsidiary or investment in any corporation.

    4.11   Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of GAEAWAVE; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of GAEAWAVE; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by GAEAWAVE of any capital stock or other equity interests of GAEAWAVE, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

    4.12   Conduct of Business.  Since January 1st, 2009, GAEAWAVE has conducted its businesses in the ordinary and usual course consistent with past practices and except as already disclosed in its financial statements and reports  there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of GAEAWAVE.  Since September 16th , GAEAWAVE has not (a) amended its memorandum and articles of association; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities;  (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $100,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of GAEAWAVE, TEY and CHAI, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of GAEAWAVE, TEY and CHAI , experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on GAEAWAVE.

    4.13   Taxes.

       (a)    All Taxes payable by GAEAWAVE have been fully and timely paid or are fully provided for.

       (b)   GAEAWAVE, TEY and CHAI or any Person on behalf of or with respect to GAEAWAVE has not executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.  No power of attorney on behalf of GAEAWAVE with respect to any Tax matter is currently in force.

       (c)   GAEAWAVE is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and neither GAEAWAVE has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

       (d)   No Tax Return concerning or relating to GAEAWAVE or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and GAEAWAVE has been notified of any request for such an audit or other examination. To the Knowledge of GAEAWAVE, TEY and CHAI, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to GAEAWAVE or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.

       (e)   GAEAWAVE has never been included in any consolidated, combined, or unitary Tax Return.

       (f)   To the Knowledge of GAEAWAVE, TEY and CHAI, GAEAWAVE has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

    4.14   Environmental Matters.  No real property used by GAEAWAVE presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws. To the Knowledge of GAEAWAVE, TEY and CHAI, GAEAWAVE is in compliance with all Environmental Laws applicable to GAEAWAVE or its businesses as a result of any hazardous substance utilized by GAEAWAVE in its businesses or otherwise placed at any of the facilities owned, leased or operated by GAEAWAVE, or in which GAEAWAVE has a contractual interest. GAEAWAVE has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by GAEAWAVE, as the case may be, with any Environmental Laws, and to the Knowledge of GAEAWAVE, there is no Litigation pending or threatened against GAEAWAVE with respect to any violation or alleged violation of the Environmental Laws, and to the Knowledge of GAEAWAVE, TEY and CHAI, there is no reasonable basis for the institution of any such Litigation.

    4.15   Financial Statements. The Financial Statements of GAEAWAVE (a) have been prepared in accordance with the books of account and records of GAEAWAVE; (b) fairly present, and are true, correct and complete statements in all material respects of GAEAWAVE’s financial condition and the results of their operations at the dates and for the periods specified in those statements; (c) have been prepared in accordance with general acceptable accounting policies, consistently applied with prior periods; and (d) have been adjusted for the periods ending December 31st, 2008 and August 31st, 2009 in accordance to  GAAP. GAEAWAVE will provide all financial statements, including auditor's reports, for compliance with the applicable statues and the regulations of the United States Securities and Exchange Commission.

    4.16   Absence of Undisclosed Liabilities.  Other than as disclosed in the Financial Statements, GAEAWAVE has no Liabilities. None of GAEAWAVE, TEY and CHAI has any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of GAEAWAVE.

    4.17   Employment Agreements; Employee Benefit Plans and Employee Payments.  Other than the normal employment contract and benefits generally practiced by GAEAWAVE, GAEAWAVE is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which GAEAWAVE currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of GAEAWAVE (collectively, “Benefit Plans”).

    4.18   Intellectual Property.

       (a)   Schedule 4.18 contains a true and correct statement of all of the Intellectual Property owned by GAEAWAVE, as well as licensing of use of its software to third parties as at the date of this agreement.

       (b)    GAEAWAVE has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not  received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that GAEAWAVE must license or refrain from using any intellectual property rights of any third party).  To the Knowledge of GAEAWAVE, TEY and CHAI, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

       (c)   GAEAWAVE has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property, except as disclosed in Schedule 4.18.

       (d)   With respect to each item of Intellectual Property, GAEAWAVE possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance, except as disclosed in Schedule 4.18.

       (e)   The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

       (f)   No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

       (g)   None of GAEAWAVE, TEY and CHAI has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

    4.19   Properties.  GAEAWAVE has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by GAEAWAVE or acquired after the date thereof which are, individually or in the aggregate, material to GAEAWAVE’s businesses (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

    4.20   Disclosure.  No representation or warranty of CARDTRREND, TEY and CHAI  contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of GAEAWAVE, TEY and CHAI to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of GAEAWAVE and the value of the properties or the ownership of GAEAWAVE.

    4.21   Representations and Warranties. GAEAWAVE, TEY and CHAI further hereby represent and warrant on their own behalf to the Company that:

       a.    They understand  that the shares of COMPANY COMMON STOCK AND SERIES D PREFERRED STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

       b.    They are not an underwriter and would be acquiring the shares of Company Common Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts.

       c.     They are not a person in the United States of America and at the time the buy order was originated, were outside the United States of America and are not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

       d.    They understand the speculative nature and risks of investments associated with the Company, and confirm that the acquisition of the shares of Company Common Stock would be suitable and consistent with their investment program and that their financial position enables him or her to bear the risks of this investment.

       e.    To the extent that any federal, and/or state securities laws shall require, they hereby agree that any securities acquired pursuant to this Agreement shall be without preference as to assets.

       f.    The certificate for shares of Company Common stock will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

       g.    They have had the opportunity to ask questions of the Company and have received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company.  Further, they acknowledges receipt of:  (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all documents and reports filed with the Commission;  and, (4) an opportunity to question the appropriate executive officers or partners.

       h.    They have satisfied the suitability standards and securities laws imposed by the government of Malaysia.

       i.    They have adequate means of providing for their current needs and personal contingencies and have no need to sell the shares of Company Stock acquired in the foreseeable future (that is at the time of the investment, they can afford to hold the investment for an indefinite period of time).

       j.    They have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, are capable of reading and interpreting financial statements.  Further, they are “sophisticated investors” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

       k.    The offer and sale of the shares of Company Common Stock referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S.

       l.    They are not a U. S. person within the meaning of Regulation S and are not acquiring the Shares for the account or benefit of any U. S. person.

       m.    They agree to resell such shares of Company Common Stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

ARTICLE V

Additional Agreements

    5.1   Survival of the Representations and Warranties.  The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of twenty-four (24) months from the Closing Date.  No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

    5.2   Investigation.  The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.  All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

    5.3   GAEAWAVE’s, TEY’s, and CHAI’s Indemnification.  The Company agrees to indemnify and hold harmless GAEAWAVE, TEY and CHAI  and each of GAEAWAVE’s directors, officers, employees, Affiliates and agents (collectively known as “Gaeawave Party”) from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (hereinafter known as “an Gaeawave  Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

    5.4   Limitations on GAEAWAVE’s, TEY’s, and CHAI’s Indemnification from the Company.  Notwithstanding anything contained herein to the contrary, the Gaeawave Party shall not be entitled to indemnification from the Company for an Gaeawave Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all Gaeawave Losses under Section 5.3 shall have exceeded $5,000, in which event Gaeawave Party shall be entitled to such indemnification from the Company for all of the Gaeawave Loss that exceeds $5,000; provided, that the amount of any Gaeawave Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by Gaeawave Party under insurance policies (if any) with respect to such Gaeawave Loss from the Company.  Gaeawave Party shall in a timely fashion submit a claim to its insurance carrier with respect to any Gaeawave Loss from the Company for which the Company is obligated to provide indemnification to Gaeawave Party hereunder.  Indemnification from the Company shall be limited to US$100,000.

    5.5   The Company’s Indemnification.  GAEAWAVE, TEY and CHAI, jointly and severally, agree to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents (hereinafter known as “Mezabay Party”) from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by GAEAWAVE, TEY and CHAI of any covenant or agreement made by GAEAWAVE, TEY and CHAI  in this Agreement; (b) any breach of any representation or warranty made by GAEAWAVE, TEY and/or CHAI in this Agreement; and (c) any and all Litigation incident to any of the foregoing.
    5.6   Limitations on the Company’s Indemnification.  Notwithstanding anything contained herein to the contrary, the Company shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded $5,000, in which event the Company shall be entitled to such indemnification from GAEAWAVE, TEY and CHAI for all Company Losses that exceeds $5,000; provided, that the amount of any Company Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Company under insurance policies (if any) with respect to such Company Loss.  The Company shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Losses for which GAEAWAVE, TEY and CHAI are obligated to provide indemnification to the Company hereunder.  Indemnification from GAEAWAVE, TEY and CHAI shall be limited to US$100,000.

    5.7   Indemnity Procedure.  A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

       (a)    An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

       (b)    The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim.  The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld).  So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate.  If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

       (c)    The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

       (d)    With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of:  (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim.  Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party.  With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI
Closing; Deliveries; Conditions Precedent

    6.1   Closing; Effective Date.  All proceedings taken and all documents  executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

    6.2    Deliveries.

       6.2.1    At Closing, the Company shall deliver the following documents to TEY and CHAI.

       (a)     consent minutes from the Board of Directors of the Company confirming the appointment of TEY YONG QING holding Malaysian I/C Card Number 840623-07-5685 of 110, Taman Perdana, Jalan Bakri, 84000, Muar, Johor, Malaysia], SHOON HAU TSIN holding Malaysian I/C Card Number 790515-14-5153 of 30, Jalan SS20/18, Damansara Utama, 47400, Petaling Jaya, Selangor, Malaysia, FAN FOO MIN holding Malaysian I/C Card Number 750619-01-5103 of 21, Jalan  Perdana 2/4, Pandan Perdana, 55300, Kuala Lumpur, Malaysia and THUM MAY YIM holding Malaysian I/C Card Number 631223-08-5234 of No.59-1, Jalan 35/26, Block E, Rampai Court, Setapak, 53300 Kuala Lumpur, Malaysia, as Directors of the Company with effect from the Closing Date; and;

       (b)    the certificates representing the Exchange Consideration;

       (c)    certificates, dated the Closing Date, of an officer of the Company setting forth that authorizing resolutions were adopted by the Company’’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby; and

       (d)    the resignation notices of all the directors and officers as referred to in Section 6.3(d).

       6.2.2    At Closing, GAEAWAVE, TEY and CHAI shall deliver the following documents to the Company:

       (a)    the certificates representing 100% of the outstanding Gaeawave Shares to be delivered to the Company duly endorsed by all the directors of GAEAWAVE;

       (b)    a certificate each from the Registrar of Companies of Malaysia, certified by the Company Secretary of GAEAWAVE, as of a recent date, as to the good standing of the company and certifying its Memorandum and Articles of Association;

       (c)    certificates, dated the Closing Date, of the Company Secretary of GAEAWAVE setting forth that authorizing resolutions were adopted by

GAEAWAVE’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

       (d)    the Financial Statements;

       (e)     the certificates referred to in Section 6.4(d).

    6.3           Conditions Precedent to the Obligations of GAEAWAVE, TEY and CHAI.  Each and every obligation of  to consummate the transactions described in this Agreement and any and all liability of GAEAWAVE, TEY and CHAI to the Company shall be subject to the following conditions precedent:

    (a)   Representations and Warranties True.  Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

    (b)   Performance.  The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

    (c)   No Material Adverse Change.  Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company between the date of execution of this Agreement and the Closing Date.

    (d)   Resignations of Directors and Officers.  The Company shall have delivered to TEY and CHAI the resignation notices of all the existing directors and officers dated the date of Closing.

    (e)   Appointment. TEY YONG QING, SHOON HAU TSIN, FAN FOO MIN and THUM MAY YIM shall have been appointed as directors of the Company.

    (f)   Consents.  The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemated by this Agreement.

    (g)   Due Diligence Review.   GAEAWAVE, TEY and CHAI shall have completed their due diligence investigation of the Company to their satisfaction, in their sole and absolute discretion.

    6.4   Conditions Precedent to the Obligations of the Company.  Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to GAEAWAVE, TEY and CHAI shall be subject to the fulfillment of the following conditions precedent:

    (a)   Representations and Warranties True.  Each of the representations and warranties of GAEAWAVE, TEY and CHAI contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

    (b)   Performance.  GAEAWAVE, TEY and CHAI shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

    (c)   No Material Adverse Change.  Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of GAEAWAVE between the date of execution of this Agreement and the Closing Date.

    (d)   TEY and CHAI Undertaking.  TEY and CHAI hereby undertake that they shall cause the directors appointed pursuant to Section 6.3 (d) above to approve the Spin-off of Payment Business Solutions Sdn. Bhd. (“PBS”) and all the existing Subsidiaries and Affiliate companies of the Company, which are being re-structured under PBS, as soon as practicable after the Closing but shall not be later than seven (7) days after the Closing.

    (e)   Consents. GAEAWAVE, TEY and CHAI shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement entered into by, and licenses granted to, GAEAWAVE.

    (f)   Due Diligence Review.  The Company shall have completed its due diligence investigation of GAEAWAVE to its satisfaction, in its sole and absolute discretion.

    (g)   Consolidated Financial Statements. GAEAWAVE, TEY and CHAI shall have delivered to the Company GAEAWAVE’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal year ended December 31st, 2008 and audited financial statements as at  August 31st, 2009 or later.  The financial statements described above in this Section 6.4(g) shall: (a) have been prepared in accordance with the books of account and records of GAEAWAVE; (b) fairly present, and are true, correct and complete statements in all material respects of GAEAWAVE’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with  accounting principles acceptable to the Company consistently applied with prior periods and with adjustments made in accordance to GAAP.

    6.5   Best Efforts.  Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

    6.6   Termination.  This Agreement and the transactions contemplated hereby may be terminated (a) at any time by the mutual consent of the parties hereto; (b) TEY and CHAI jointly or by the Company, if the Closing has not occurred on or prior to September 19th

2009 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (c) by TEY and CHAI jointly or severally  at any time at or prior to Closing in their or individual’s sole discretion if (i) any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the Company’s obligations to conduct the Closing have not been satisfied by the date required thereof; or (d) by the Company at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of GAEAWAVE, TEY and CHAI in this Agreement are not in all material respects true, accurate and complete or if GAEAWAVE, TEY and/or CHAIT breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to GAEAWAVE’s, TEY’S and/or CHAI’s,  obligations to conduct the Closing have not been satisfied by the date required thereof.  If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement.  Notwithstanding the preceding sentence, the respective indemnification obligations of the parties under Article V shall survive the termination of this Agreement.

    6.7   Rescission. Not withstanding Section 6.6 above and the Closing, either party shall be entitled to immediately rescind the transactions contemplated and completed hereby (“hereinafter referred to as the “Rescission”) within two (2) months from the Closing Date if, at any time during such period, a party discovers that any of the representations or warranties of the other party in this Agreement are not in all material respects true, accurate and complete or if the other party breaches in any material respect any covenant contained in this Agreement, and that the Rescission shall be deemed effective upon a written notice (“hereinafter referred to as the “Rescission Notice”) sent promptly to the other party by the party which elects such Rescission. In the event of the Rescission, the following shall be effectuated or deemed effectuated automatically: (i) Ng King Kau and/or other directors who have resigned upon the Closing shall be re-appointed as director(s) of the Company; (ii) all the persons appointed as directors of the Company pursuant to Section 6.3 (e) shall resign as directors of the Company immediately after Ng King Kau has been re-appointed as a director of the Company; (iii) all the persons who are appointed as officers subsequent to the Closing Date shall resign from the respective positions and any employment contract, if executed, shall be terminated automatically on the date of the Rescission Notice and Ng King Kau and Wong Chee Leong shall be re-appointed as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, immediately thereafter; (iv) all shares of the Series D Preferred Stock issued pursuant to this Agreement shall be automatically rescinded on the date of the Rescission Notice; (v) all shares of the Company Common Stock pursuant to the conversion of the any share of the Series D Preferred Stock shall be automatically rescinded on the date of the Rescission Notice; (vi) all the certificates representing 100% of the outstanding Gaeawave Shares delivered to the Company pursuant to Section 6.2.2 (a) by TEY and CHAI, if they have not been transferred to the name of the Company, shall be returned to TEY and CHAI respectively, and if the transfer of such shares to the name of the

Company have been effectuated, Gaeawave shall immediately transfer such shares to TEY and CHAI in the original proportion previously held by them respectively; (vii) all other corporate documents of the Company that have been given to TEY and CHAI shall be returned to the  Company within five (5) days from the date of Rescission Notice; and (viii) all other corporate documents of Gaeawave that have been given to the Company shall be returned to Gaeawave within five (5) days from the date of Rescission Notice. Upon the issuance of the Rescission Notice, other than the obligations contained in this Section 6.7 by the parties, no party shall have any further obligations under this Agreement.

    6.8   Registration Rights.  After the conversion of all the shares of the Series D Preferred Stock to shares of Company Common Stock by TEY and CHAI, the Company shall, upon request made by TEY and CHAI, undertake to take all necessary steps to prepare and file a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company which are to be issued as a consequence of this Agreement. The Company will use all efforts to promptly follow up with the SEC and to ensure that expeditious responses are given to any SEC enquiries relating to the best efforts to effect the registration of 100% of such shares of the Company Common Stock then owned by TEY and CHAI and as requested by TEY and CHAI to be included in such registration statement, all to the extent required to permit the sale or other disposition by TEY and CHAI of such shares.  The Company will notify TEY and CHAI of the date of effectiveness of any registration statement in which such Company Common Stock is registered. All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.8 shall be borne by the Company.

ARTICLE VII
Covenants

    7.1   General Confidentiality.  Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1.  If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

    7.2   Tax Treatment.  The Company, GAEAWAVE, TEY and/or CHAI will not knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

    7.3   General.  In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article V).

ARTICLE VIII
Miscellaneous

    8.1   Notices.  Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

    If to the Company:         Mezabay International, Inc.
            800 5thAvenue, Suite 4100,
               Seattle, WA,
               USA.

If to GAEAWAVE,
TEY or CHAI                                                Gaeawave  Sdn. Bhd.
                   02-1-C, Jalan Usahawan,
                                                                        SME Technopreneur Centre 2,
                                                                        63000 Cyberjaya,
                Selangor, Malaysia.

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

    8.2   Entire Agreement; Incorporation.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.  All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

    8.3   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

    8.4   Assignment.  This Agreement may not be assigned by any party without the written prior consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.5   Waiver and Amendment.  Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time.  Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged.  No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement.  No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

    8.6    No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

    8.7   Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

    8.8   Expenses.  Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

    8.9   Headings.  The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

    8.10   Other Remedies; Injunctive Relief.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

    8.11   Final Version, Counterparts and Amendment.  This document is the final version of this Agreement and supersedes any other version that may have been executed and in the event of any other conflicting version, this document shall prevail. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed valid and binding. Any amendment to this Agreement shall be valid and effective only with the full signature of each of the signors that appear in page 30 of this document

    8.12   Remedies Exclusive.  Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

    8.13   Governing Law.  This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

    8.14   Jurisdiction and Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Nevada.  The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.

    8.15   Participation of Parties.  The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.16   Further Assurances.  The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the shares of GAEAWAVE Common Stock free and clear of any liens or encumbrances.

    8.17   Publicity.  No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of the Company and TEY and CHAI jointly as to form, content, timing and manner of distribution.   Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

    8.18   No Solicitation.  Neither GAEAWAVE nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving GAEAWAVE or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby.  GAEAWAVE and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

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          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                 MEZABAY INTERNATIONAL, INC. (“COMPANY”)

                                  By: ______________________________________
                                               King K. Ng
                                               Director & Chief Executive Officer

                                  GAEAWAVE SDN. BHD. (“GAEAWAVE”)

                                  By: _____________________________________
                                               Tey Yong Qing
                                               Director

                                  TEY YONG QING (”TEY”)

                                  By: _______________________________________
                                               Tey Yong Qing
                                               Malaysian I/C No.: 840623-07-5685

  CHAI KOK WAI (“CHAI”)

                  By: _______________________________________
                               Chai Kok Wai
                               Malaysian I/C No.: 721103-08-6143

EXHIBIT A

RIGHTS AND PREFERENCES OF SERIES D
PREFERRED STOCK

The Ten Million (10,000,000) shares of Mezabay International, Inc.’s preferred stock of par vale $0.001 (“Series D Preferred Stock”) issued to TEY and CHAI pursuant to the transaction contemplated in this Agreement shall have the following rights and preferences:

1.	No preference ranking ahead of shares of Company Common Stock at dissolution or any distribution of assets.

2.	No voting rights at all general or special meetings of the Company or via shareholder resolutions.

3.
Shall be entitled to any interest or stock dividend or cash dividend, including any shares of any spin-off (“Dividend”) that may be distributed by the Company, at the rate of One Hundred (100) times the Dividend declared for each share of Company Common Stock.

4.
Subject to Sections 5, 6, 7 and 8 stipulated below, each of the holders of the shares of Series D Preferred Stock {“Holders”}shall have the right to convert such shares of Series D Preferred Stock into shares of Company Common Stock at the rate of one (1) share of Series D Preferred Stock converting into One Hundred (100) shares of Company Common Stock.

5.
Within seven (7) days from the issuance date of the Ten Million (10,000,000) shares of the Series D Preferred Stock, each of the Holders will be entitled to, and shall, surrender to the Company Fifty percent (50%) of the shares of Series D Preferred Stock issued to him/her pursuant to this Agreement, aggregating to Five Million (5,000,000) shares of the Series D Preferred Stock from all the Holders, for conversion into shares of Company Common Stock, at the rate of One Hundred (100) shares of Company Common Stock to be issued for each share of Series D Preferred Stock surrendered.

6.
Within five (5) business days from the date the Company effectively amend its Article of Incorporation for the increase in its authorized number of shares of the Company Common Stock to minimum of three billion (3,000,000,000) shares or more, each of the Holders will be entitled to, and shall, surrender to the Company Fifty percent (50%) of the shares of Series D Preferred Stock issued to him/her pursuant to this Agreement, aggregating to Five Million (5,000,000) shares of the Series D Preferred Stock from all the Holders, for conversion into shares of Company Common Stock, at the rate of One Hundred (100) shares of Company Common Stock to be issued for each share of Series D Preferred Stock surrendered.

7.
Within ten (10) business days from the respective dates of surrender of the Holder’s shares of Series D Preferred Stock, the Company will issue a new certificate or certificates for the requisite number of shares of Company Common Stock to the said Holder.

8.
The shares of Company Common Stock so issued to the Holder pursuant to the conversion of the shares of Series D Preferred Stock surrendered by him/her will be issued under Regulation S and will bear a legend as described in Section 2.5 of this Share Exchange Agreement.

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SCHDULE 2.1

List of Gaeawave Stockholders and No. of shares of Series D Preferred Stock to be Issued to

Name                Address               No. of  Shares of Series D Preferred Stock

Tey Yong Qing               110, Taman Perdana                                        5,000,000
Malaysian I/C No.:             Jalan Bakri, 84000, Muar
[840623-07-5685]             Johor, Malaysia

Chai Kok Wai                  A-6-1, Seri Cendekia Condo,                         5,000,000
Malaysia I/C No.:            Jalan 4/124, Taman Connaught,
[721103-08-6143]             56100 Cheras, Kuala Lumpur,
Malaysia

       ______________________________________________________________

TOTAL: 2 Individuals                               10,000,000
       ______________________________________________________________

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SCHDULE 4.11

Outstanding Convertible Securities, Options, Warrants and other Rights and/or Commitments of GAEAWAVE.

(a)	Securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of GAEAWAVE.:

NONE

(b)	Options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of GAEAWAVE :

NONE

(c)
Commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by GAEAWAVE and  of any capital stock or other equity interests of GAEAWAVE, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities:

    NONE

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SCHEDULE 4.18

INTELLECTUAL PROPERTY OF GAEAWAVE.

NONE.

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